UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 19, 2013

Health Management Associates, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-11141	61-0963645
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5811 Pelican Bay Boulevard, Suite 500, Naples, Florida	34108-2710
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (239) 598-3131

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2012 Named Executive Officer Incentive Compensation. Annually, the Compensation Committee of the Board of Directors of Health Management Associates, Inc. (the “Company”) reviews the Company’s profit plan achievement for the prior year and approves the earned incentive compensation for the Company’s “named executive officers” in the form of (i) long-term incentive cash and equity compensation and (ii) annual incentive cash compensation. Such compensation is granted under the Health Management Associates, Inc. Amended and Restated 1996 Executive Incentive Compensation Plan (the “EICP”), a comprehensive executive compensation plan maintained by the Company. The EICP is described in greater detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 9, 2012 (the “2012 Proxy Statement”) and such description is incorporated herein by reference.

On February 19, 2013, the Compensation Committee made its final determination of the earned long-term incentive compensation for the named executive officers who were eligible under the Company’s 2012 Long-Term Incentive Compensation Program (the “2012 Incentive Program”) based on the Company’s achievement of 104% of its profit plan for the year ended December 31, 2012. Profit plan achievement was measured by the Compensation Committee based on the Company’s Adjusted EBITDA. EBITDA is a fiscal measure that is defined as consolidated net income before interest expense, income taxes, depreciation and amortization. Adjusted EBITDA is EBITDA modified to exclude discontinued operations, net gains/losses on sales of assets, net interest and other income, gains/losses on early extinguishment of debt and write-offs of deferred debt issuance costs. For purposes of measuring profit plan achievement, the Compensation Committee may exercise its reasonable judgment to include or exclude certain items. The 2012 Incentive Program is similar, in all material respects, to the corresponding program for the year ended December 31, 2011, which is described in greater detail in the 2012 Proxy Statement and such description is incorporated herein by reference.

The earned long-term cash awards under the 2012 Incentive Program that were approved by the Compensation Committee on February 19, 2013 included: Gary D. Newsome, President and Chief Executive Officer – $1,666,667; Kelly E. Curry, Executive Vice President and Chief Financial Officer – $562,500; and Robert E. Farnham, Senior Vice President-Finance – $233,333. Such amounts vest, assuming continuous employment with the Company, in 25% increments on each of March 1, 2013, 2014, 2015 and 2016. Similarly, the earned long-term equity awards under the 2012 Incentive Program in the form of the Company’s common stock that were approved by the Compensation Committee, which shares also vest in 25% increments on the abovementioned dates, were as follows (in shares): Mr. Newsome – 244,021; Mr. Curry – 82,357; Mr. Farnham – 34,163; and Joseph C. Meek, Vice President and Treasurer – 11,537.

On February 19, 2013, the Compensation Committee also approved the payment of annual contingent cash compensation based on the Company’s achievement of 104% of its profit plan during the year ended December 31, 2012 as follows: Mr. Newsome – $1,350,000; Mr. Curry – $729,000; Mr. Farnham – $432,000; and Mr. Meek – $191,472.

The form of Restricted Stock Award and Cash Performance Award for long-term incentive compensation under the EICP for Messrs. Newsome, Curry and Farnham can be found at Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012. The form of Mr. Meek’s Deferred Stock Award under the EICP can be found at Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012. The descriptions of the terms of the named executive officer awards contained herein are qualified in their entirety by the actual forms of such agreements, which are incorporated herein by reference.

2013 Named Executive Officer Incentive Compensation. On February 19, 2013, the Compensation Committee granted long-term incentive compensation awards to the Company’s abovementioned named executive officers for the year ending December 31, 2013 (the “2013 Incentive Program”). The 2013 Incentive Program provides for long-term incentive compensation in the form of cash payments and equity awards. Under the 2013 Incentive Program, each named executive officer has a long-term incentive target that was determined based on a percent of his base salary. The targeted incentive compensation awards, other than Mr. Meek’s, were granted by the Compensation Committee as follows: (i) deferred stock of the Company that vests based on service; (ii) deferred stock of the Company that is earned based on the satisfaction of a certain predetermined financial performance criterion; and (iii) cash that is earned based on the satisfaction of the same financial performance criterion. Under the 2013 Incentive Program, Mr. Meek was granted a long-term cash award valued at $78,795 and a deferred stock award of 14,392 shares of the Company’s common stock (the number of shares was determined by reference to the closing price of the Company’s common stock on February 19, 2013). Two-thirds of Mr. Meek’s awards will vest based on service-only and one-third is service and performance-based.

Under the 2013 Incentive Program, the financial performance criterion that will be reviewed by the Compensation Committee will be the Company’s 2013 Adjusted EBITDA achievement as compared to an approved profit plan. Consistent with the provisions of the 2012 Incentive Program: (i) full vesting of awards under the 2013 Incentive Program requires continuous employment with the Company over a four-year period; and (ii) Adjusted EBITDA must be achieved at 90% of the profit plan before any amounts are earned. The 2013 Incentive Program awards were made under the EICP. The maximum value of the long-term contingent cash awards granted by the Compensation Committee under the 2013 Incentive Program was as follows: Mr. Newsome – $1,666,667; Mr. Curry – $562,500; and Mr. Farnham – $247,917. Similarly, the maximum amount of long-term contingent equity awards granted under the 2013 Incentive Program in the form of the Company’s deferred common stock was as follows (in shares): Mr. Newsome – 304,414; Mr. Curry – 102,740; and Mr. Farnham – 45,282. Such deferred stock awards, one half that vest based on service and one half that vest based on achievement of the financial performance criterion and service, were determined by reference to the closing price of the Company’s common stock on February 19, 2013. If the Company does not meet or exceed certain predetermined quality-based measures that have been established by the Compensation Committee (collectively, the “Quality Requirement”), the Compensation Committee may exercise its discretion to reduce the earned long-term cash and equity awards under the 2013 Incentive Program for Messrs. Newsome, Curry and Farnham.

On February 19, 2013, the Compensation Committee also approved a 2013 annual incentive cash compensation program for all of the abovementioned named executive officers. The 2013 program is similar, in all material respects, to the program for the year ended December 31, 2012 that is discussed above, except that the 2013 annual incentive cash compensation program for Messrs. Newsome, Curry and Farnham is also subject to downward adjustment by the Compensation Committee if the Company does not meet or exceed the Quality Requirement. Awards under the 2013 annual incentive cash compensation program were determined based on a percent of base salary and will be earned based on the Company’s 2013 Adjusted EBITDA achievement as compared to an approved profit plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH MANAGEMENT ASSOCIATES, INC.

Date: February 22, 2013	By:	/s/ Gary S. Bryant
Gary S. Bryant
Vice President and Controller